UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

August 9, 2019
Date of report (date of earliest event reported)

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

2951 28th Street, Santa Monica, California (Address of principal executive offices)	90405 (Zip Code)

(424) 268-9444
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Agreement

On August 7, 2019 (the “Transaction Agreement Date”), JAKKS Pacific, Inc., a Delaware corporation (the “Company”), certain of the Company’s affiliates and subsidiaries (collectively with the Company, the “Company Parties”), certain holders of the Company’s 4.875% Convertible Senior Notes due 2020 (the “2020 Notes” and, such holders, the “Investor Parties”), and Oasis Investments II Master Fund Ltd. (“Oasis”) in its capacity as holder of $7,250,000 principal amount of 2020 Notes and of the Company’s 3.25% Convertible Senior Notes (the “Oasis Notes”), entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, on August 9, 2019 (the “Closing Date”), the parties thereto consummated certain transactions relating to the restructuring, refinancing and recapitalization of the Company (the “Recapitalization”).

The Recapitalization includes, among other things: (i) an investment by the Investor Parties of $30,000,000 in cash and the cancellation of $103,845,000 aggregate principal amount of 2020 Notes held by the Investor Parties for the New Common Equity, the New Preferred Equity and the New Term Loan (each, as defined below); (ii) the amendment and restatement of the existing $29,550,000 aggregate principal amount of Oasis Notes, and the cancellation of $7,250,000 aggregate principal amount of 2020 Notes held by Oasis, in each case, for the New Oasis Notes (as defined below); (iii) the amendment and restatement of the Company’s existing asset-based revolving credit agreement with Wells Fargo Bank, National Association (“Wells Fargo”), including to extend the maturity thereof; (iv) the repayment in full of the Company’s existing term loan with GACP Finance Co., LLC; (v) the adoption by the board of directors of the Company (the “Board”) and the filing with the Secretary of State of the State of Delaware of the Certificate of Designations (as defined below) for the New Preferred Equity; (vi) the adoption by the Board of (A) the Second Amended and Restated By-laws (as defined below) and (B) the Amended and Restated Nominating and Corporate Governance Committee Charter (as defined below); (vii) the reconstitution of the Board, including the grant of certain board representation rights to the Investor Parties on the terms set forth in the Certificate of Designations and the Second Amended and Restated By-laws, as described below; and (viii) the entry into the Voting Agreements (as defined below) by the Company and the other parties thereto.

Amended and Restated ABL Credit Facility

In connection with the Recapitalization, the Company and certain of its subsidiaries, as borrowers, entered into an Amended and Restated Credit Agreement, dated as of the Closing Date (the “Amended ABL Credit Agreement”), with Wells Fargo, as agent. The Amended ABL Credit Agreement amends and restates the Company’s existing asset-based revolving credit agreement, dated as of March 27, 2014 (the “Existing ABL Facility”), with General Electric Capital Corporation, since assigned to Wells Fargo, as lender for a $60,000,000 senior secured revolving credit facility (the “Amended ABL Facility”) of which $5,000,000 was immediately borrowed and outstanding as of the Closing Date. Any amounts borrowed under the Amended ABL Facility accrue interest, at either (i) LIBOR plus 1.50%-2.00% (determined by reference to a fixed charge coverage ratio-based pricing grid) or (ii) base rate plus 0.50%-1.00% (determined by reference to a fixed charge coverage ratio-based pricing grid). The Amended ABL Facility matures on August 9, 2022.

The Amended ABL Credit Agreement contains negative covenants that, subject to certain exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make restricted payments, pledge their assets as security, make investments, loans, advances, guarantees and acquisitions, undergo fundamental changes and enter into transactions with affiliates. The Company is also required to maintain a fixed charge coverage ratio of not less than 1.1 to 1.0 and a minimum liquidity of $25,000,000 and a minimum availability of at least $9,000,000, in each case as described in more detail in the Amended ABL Credit Agreement.

The Amended ABL Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, bankruptcy or insolvency events, material judgment defaults and a change of control as specified in the Amended ABL Credit Agreement. If an event of default occurs, the commitments of the lenders to lend under the Amended ABL Credit Agreement may be terminated and the maturity of the amounts owed may be accelerated.

The obligations under the Amended ABL Credit Agreement are guaranteed by the Company, the subsidiary borrowers thereunder and certain of the other existing and future direct and indirect subsidiaries of the Company and are secured by substantially all of the assets of the Company, the subsidiary borrowers thereunder and such other subsidiary guarantors, in each case, subject to certain exceptions and permitted liens.

New Term Loan

In connection with the Recapitalization, the Company and certain of its subsidiaries, as borrowers, entered into a First Lien Term Loan Facility Credit Agreement, dated as of the Closing Date (the “New Term Loan Agreement”), with the Investor Parties, as lenders, and Cortland Capital Market Services LLC, as agent, for a $134,801,239.38 first-lien secured term loan (the “New Term Loan”).

Amounts outstanding under the New Term Loan accrue interest at 10.50% per annum, payable semi-annually (with 8% per annum payable in cash and 2.5% per annum payable in “kind”). The New Term Loan matures on February 9, 2023.

The New Term Loan Agreement contains negative covenants that, subject to certain exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make restricted payments, pledge their assets as security, make investments, loans, advances, guarantees and acquisitions, undergo fundamental changes and enter into transactions with affiliates. Commencing with the fiscal quarter ending September 30, 2020, the Company is also required to maintain a minimum EBITDA of not less than $34,000,000 and a minimum liquidity of not less than $10,000,000, in each case as described in more detail in the New Term Loan Agreement.

The New Term Loan Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, bankruptcy or insolvency events, material judgment defaults and a change of control as specified in the New Term Loan Agreement. If an event of default occurs, the maturity of the amounts owed under the New Term Loan Agreement may be accelerated.

The obligations under the New Term Loan Agreement are guaranteed by the Company, the subsidiary borrowers thereunder and certain of the other existing and future direct and indirect subsidiaries of the Company and are secured by substantially all of the assets of the Company, the subsidiary borrowers thereunder and such other subsidiary guarantors, in each case, subject to certain exceptions and permitted liens.

The lenders under the New Term Loan are the Investor Parties, which prior to the Closing Date held 2020 Notes and on and after the Closing Date hold the New Common Equity and the New Preferred Equity and have the other rights described in this Form 8-K, including under Items 5.02 and 5.03 below.

New Oasis Notes

In connection with the Recapitalization, on the Closing Date, the Company issued (i) amended and restated notes with respect to the $21,550,000 Oasis Note issued on November 7, 2017, and the $8,000,000 Oasis Note issued on July 26, 2018 (together, the “Existing Oasis Notes”), and (ii) a new $8,000,000 Convertible Senior Note having the same terms as such amended and restated notes (collectively, the “New Oasis Notes”). Interest on the New Oasis Notes is payable on each May 1 and November 1 until maturity and accrues at an annual rate of (i) 3.25% if paid in cash or 5.00% if paid in stock plus (ii) 2.75% payable in kind. The New Oasis Notes mature 91 days after the amounts outstanding under the New Term Loan are paid in full, and in no event later than July 3, 2023.

The New Oasis Notes provide, among other things, that the initial conversion price is $1.00. The conversion price will be reset on each February 9 and August 9, starting on February 9, 2020 (each, a “reset date”) to a price equal to 105% of the 5-day VWAP preceding the applicable reset date. Under no circumstances shall the reset result in a conversion price below the greater of (i) the closing price on the trading day immediately preceding the applicable reset date and (ii) 30% of the stock price as of the Transaction Agreement Date and will not be greater than the conversion price in effect immediately before such reset. The Company may trigger a mandatory conversion of the New Oasis Notes if the market price exceeds 150% of the conversion price on the Closing Date for 20 consecutive days and certain equity conditions are satisfied. The Company may redeem the New Oasis Notes in cash if a person, entity or group acquires shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and as a result owns at least 49% of the Company’s issued and outstanding Common Stock. Oasis may require repayment of the New Oasis Notes upon the occurrence of certain “Fundamental Changes,” as such term is defined in the New Oasis Notes.

Upon the occurrence of an event of default, the full amount of principal, accrued interest, and other amounts outstanding under the New Oasis Notes may become immediately due and payable. Events of default include, but are not limited to: (i) a default in the payment of principal when such principal payment is due and payable pursuant to the New Oasis Notes; (ii) a default in the payment of interest when such interest payment is due and payable pursuant to the New Oasis Notes, which default continues for 30 days; (iii) failure to convert the New Oasis Notes upon exercise of the holder’s conversion right, which failure continues for 30 days; (iv) failure by the Company to provide a repurchase notice upon the occurrence of a Fundamental Change within the time required to provide such notice, which failure continues for five days; (v) default in the performance, or breach, of any covenant or agreement by the Company in the New Oasis Notes and which default continues for a period of 60 consecutive days; (vi) default by the Company or a significant subsidiary under any other indebtedness resulting in the acceleration of the maturity of at least $25,000,000 of such indebtedness prior to its express maturity, which default continues for a period of 60 consecutive days; (vii) a final judgment entered against the Company or a significant subsidiary for the payment in an aggregate amount in excess of $25,000,000 by a court or courts of competent jurisdiction, which judgment remains undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 days; and (viii) the Company or a significant subsidiary voluntarily commences a bankruptcy case, consents to the entry of an order for relief against it (or such order is otherwise entered) in an involuntary bankruptcy case, consents to the appointment of (or an order for such appointment is otherwise entered) a custodian of it or substantially all of its property, makes a general assignment for the benefit of its creditors, or is ordered to be liquidated by a court and such order remains unstayed and in effect for 60 consecutive days.

In the event approval of the Company’s stockholders is required to issue shares to Oasis pursuant to the rules and regulations of Nasdaq, the terms of the New Oasis Notes provide that, until such stockholder approval is obtained (which approval the Company is obligated to seek on the terms set forth in the Transaction Agreement), limitations in the New Oasis Notes will prevent the Company from issuing to Oasis more than 19.9% of the Common Stock issued and outstanding prior to the Transaction Agreement Date. Oasis may not submit for conversion any part of the New Oasis Notes if the number of shares of the Common Stock issuable upon such conversion of the New Oasis Notes which, when added to all other shares of the Common Stock deemed to be beneficially owned by Oasis and its affiliates, would result in Oasis and its affiliates beneficially owning more than 4.99% of the issued and outstanding Common Stock. The Company has the discretion to settle the conversion of the New Oasis Notes and to pay accrued interest thereon in stock, in cash and/or in a combination thereof, provided that any payment of interest in stock is contingent upon the satisfaction of certain equity conditions.

In connection with issuing the New Oasis Notes, the Company and Oasis entered into an Amended and Restated Registration Rights Agreement, dated as of the Closing Date (the “Amended and Restated Oasis Registration Rights Agreement”), which amends and restates the Company’s existing Registration Rights Agreement, dated as of November 7, 2017 and the Company’s existing Registration Rights Agreement, dated as of July 25, 2018 (collectively, the “Existing Oasis Registration Rights Agreement”), with Oasis to reflect the New Oasis Notes and to accommodate the pari passu and pro rata registration rights of the Investor Parties with respect to their New Common Equity. Pursuant to the Amended and Restated Oasis Registration Rights Agreement, the Company has agreed to provide Oasis with customary registration rights with respect to any potential shares of Common Stock the Company determines to issue pursuant to the terms of the New Oasis Notes.

Alexander Shoghi, one of the Company’s directors, is a portfolio manager at a fund related to Oasis.

Voting Agreements

In connection with the Recapitalization, on the Closing Date, the Company entered into voting agreements with each of (i) Hong Kong Meisheng Cultural Company Limited, (ii) certain of the Investor Parties, (iii) Oasis, (iv) certain current and former directors and officers of the Company beneficially owning shares of the Common Stock and (v) certain additional stockholders (each, a “Voting Agreement” and collectively, the “Voting Agreements”). The Common Stock beneficially owned by the stockholders subject to the Voting Agreements constituted approximately 53% of the total issued and outstanding Common Stock entitled to vote as of the Closing Date (after giving effect to the issuance of the New Common Equity to the Investor Parties).

Pursuant to the terms of the Voting Agreements, each stockholder party to a Voting Agreement has agreed to, among other things, vote such stockholder’s shares of Common Stock as follows: (i) in favor of a proposal to amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to classify the Board into three classes, designated Class I, Class II and Class III, with staggered three-year terms, with Class I comprised of two Common Directors (as defined in the Second Amended and Restated By-laws) (with their terms expiring at the annual meeting of stockholders to be held in 2021), Class II comprised of three Common Directors, two of whom shall be the New Independent Common Directors (as defined in the Second Amended and Restated By-laws) (with their terms expiring at the annual meeting of stockholders to be held in 2022), and Class III comprised of two Series A Preferred Directors (as defined in the Second Amended and Restated By-laws) (with their terms expiring at the annual meeting of stockholders to be held in 2023), such classification to be effective as of the date of the annual meeting of stockholders to be held in 2020, or if later, the date of the stockholders’ meeting at which the Classified Board Proposal is approved (the “Classified Board Proposal”); (ii) to cause the election to the Board of any New Independent Common Director nominee selected by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) in accordance with the Amended and Restated Nominating and Corporate Governance Committee Charter; and (iii) in favor of any proposed Liquidity Event (as defined in the Certificate of Designations) approved by the Board if such Liquidity Event would result in the payment of the Liquidation Preference (as defined in the Certificate of Designations) to the holders of Series A Senior Preferred Stock. In addition, certain of the Voting Agreements contain restrictions on such stockholders’ ability to enter into voting agreements, trusts and proxies and, with certain exceptions, require transferees of such stockholders’ shares of Common Stock to enter into a substantially identical voting agreement with the Company. Subject to exceptions that would permit earlier termination of the Voting Agreements with (i) the Company’s directors who are resigning in connection with the Recapitalization and (ii) certain of the Company’s officers, in each case, under certain circumstances relating to the Company having obtained stockholder approval of the proposals described above, such stockholders’ termination of employment, or an outside date, as applicable, each of the Voting Agreements will terminate on the date upon which no shares of Series A Senior Preferred Stock remain outstanding.

The foregoing descriptions of the Recapitalization, the Transaction Agreement, the Amended Revolving Credit Agreement, the New Term Loan Agreement, the New Oasis Notes, and the Amended and Restated Oasis Registration Rights Agreement are qualified in their respective entireties by reference to the respective agreements attached as exhibits to this Form 8-K and incorporated by reference in this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company repaid in full and terminated the Term Loan Agreement, dated as of June 14, 2018, with Great American Capital Partners Finance Co., LLC. In addition, the information set forth under Item 1.01 of this Form 8-K with respect to the Amended ABL Credit Facility (which replaced the Existing ABL Facility), the New Oasis Notes (which replaced the Existing Oasis Notes) and the Amended and Restated Oasis Registration Rights Agreement (which replaced the Existing Oasis Registration Rights Agreements) is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K with respect to the Amended ABL Credit Facility, the New Term Loan and the New Oasis Notes is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02.

On the Closing Date, the Company issued New Oasis Notes in the aggregate principal amount of $29,550,000 in exchange for the Existing Oasis Notes, and a New Oasis Note in the principal amount of $8,000,000 in exchange for the $7,250,000 aggregate principal amount of 2020 Notes. The issuance of the New Oasis Notes was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act.

On the Closing Date, the Company issued to the Investor Parties, in the aggregate, 5,853,002 shares of Common Stock equal to 19.9% of the pre-Closing Date outstanding shares of Common Stock (determined prior to the consummation of the transactions contemplated by the Transaction Agreement and excluding 3,112,840 treasury shares) (the “New Common Equity”) and 200,000 shares of Series A Senior Preferred Stock, par value $0.001 per share of the Company (the “New Preferred Equity” and, such preferred stock, the “Series A Senior Preferred Stock”), and entered into the New Term Loan with the Investor Parties, all in exchange for the New Money Investment and the cancellation by the Investor Parties of the $103,845,000 aggregate principal amount of 2020 Notes beneficially owned by the Investor Parties. The issuance of the New Common Equity and the New Preferred Equity was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

On the Closing Date, the Company issued the New Preferred Equity to the Investor Parties. The terms of the Series A Senior Preferred Stock are set forth in a Certificate of Designations which is described under Item 5.03 of this Form 8-K and incorporated by reference into this Item 3.03. In addition, the information set forth in Items 5.02 and 5.03 of this Form 8-K with respect to certain governance rights of the Series A Senior Preferred Stock is incorporated by reference into this Item 3.03. The Series A Senior Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and distributions and in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with the Recapitalization, the Company has reconstituted the Board. On the Closing Date, the Company received resignations from each of Michael Sitrick, Murray Skala, Rex Poulsen and Michael Gross from their respective positions as members of the Board and any committees of the Board on which they serve, effective as of the consummation of the Recapitalization (the “Resignations”, and such directors, the “Resigning Directors”). The Company accepted the resignations of Messrs. Sitrick, Skala, and Gross on the Closing Date, and will accept the resignation of Mr. Poulsen following the distribution of the information and the expiration of the notice period required under Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder. Each of their respective decisions to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

Effective as of the Closing Date, the Board appointed the following four individuals to fill the vacancies on the Board resulting from the Resignations (collectively, the “New Directors”): (i) Andrew Axelrod and Matthew Winkler, who will serve as Series A Preferred Directors; and (ii) Carole Levine and Joshua Cascade, who will serve as New Independent Common Directors (as defined in the Second Amended and Restated By-laws). Ms. Levine’s appointment as a New Director shall take effect immediately following the distribution of the information and the expiration of the notice period required under Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder. Each of the New Directors was determined to be “independent,” as defined under the rules of Nasdaq. The New Directors will serve in accordance with the Second Amended and Restated By-laws until their respective successors are elected and qualified or until their earlier death, disability, retirement, resignation or removal.

Following the consummation of the Recapitalization, each of Stephen Berman, the Company’s Chief Executive Officer, Alexander Shoghi and Zhao Xiaoqiang will continue to serve as directors. The Company has determined that Mr. Zhao (a member of the Nominating Committee) is in fact not “independent” as previously reported. Mr. Zhao has resigned from the Nominating Committee. Effective as of the Closing Date, the Board also reconstituted each of the Board’s committees to fill the vacancies thereon resulting from the Resignations and Mr. Zhao’s resignation from the Nominating Committee. Messrs. Axelrod, Winkler and Cascade were appointed as members of the Nominating Committee, with Mr. Winkler serving as chair. Messrs. Shoghi and Winkler and Ms. Levine were appointed as members of the Audit Committee of the Board, with Ms. Levine serving as chair. Messrs. Axelrod, Winkler and Shoghi were appointed as members of the Compensation Committee of the Board, with Mr. Axelrod serving as chair. The Capital Allocation Committee has been dissolved.

Mr. Axelrod is an officer of Axar Capital Management, one of the Investor Parties, and was selected by the Investor Parties to serve as one of the new Series A Preferred Directors. Other than the transactions entered into in connection with the Recapitalization as described in this Form 8-K, there are no transactions in which Mr. Axelrod has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.

Mr. Winkler is an officer of Benefit Street Partners, one of the Investor Parties, and was selected by the Investor Parties to serve as one of the new Series A Preferred Directors. Other than the transactions entered into in connection with the Recapitalization as described in this Form 8-K, there are no transactions in which Mr. Winkler has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.

There are no arrangements or understandings between Ms. Levine and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Levine has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.

There are no arrangements or understandings between Mr. Cascade and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Cascade has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.

The Board has not yet determined the New Directors’ compensation arrangements.

Amendment No. 3 to Berman Employment Agreement

On August 9, 2019, the Company amended the employment agreement between the Company and Mr. Stephen G. Berman, Chief Executive Officer and President, and entered into Amendment No. 3 to Mr. Berman’s Second Amended and Restated Employment Agreement, dated as of November 11, 2010 (the “Employment Agreement”). The terms of Mr. Berman’s Employment Agreement have been amended as follows: (i) increase of Mr. Berman’s Base Salary to $1,700,000.00, effective immediately; (ii) addition of a 2020 performance bonus opportunity in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, and subject to additional terms and conditions as set forth therein; (iii) addition of a special sale transaction bonus equal to $1,000,000 if the Company enters into and consummates a Sale Transaction on or before February 15, 2020, subject to additional terms and conditions as set forth therein; (iv) modification of the Annual Restricted Stock Grant provided for under section 3(b) of the Employment Agreement, effective as of January 2020, so that the number of shares of Restricted Stock granted pursuant to such Annual Restricted Stock Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on December 31, 2019), or (b) 1.5% of outstanding shares of Common Stock, which shall vest in four equal installments on each anniversary of grant; (v) waiver of certain “Change of Control”, Liquidity Event, and other provisions under the Employment Agreement with respect to certain Specified Transactions; and (vi) modification of the definition of “Good Reason Event” to include a change in membership of the Board such that following such change, a majority of the directors are not Continuing Directors. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Employment Agreement, as amended by the third amendment.

The foregoing description of the third amendment to the Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.8 to this Form 8-K and is incorporated by reference into this Item 5.02.

Special Committee Compensation

On August 6, 2019, the Board approved certain compensation in consideration of a member of the Board serving on the Special Committee of the Board (the “Special Committee”). Each member of the Special Committee, in addition to his compensation as a member of the Board, shall receive additional compensation as follows: (i) the Chairman of the Special Committee shall be entitled to receive from the Company a one-time fee of $15,000 and each member of the Special Committee, including the Chairman, shall be entitled to receive from the Company a one-time fee of $10,000, and (ii) each member of the Special Committee shall be entitled to reimbursement of all reasonable expenses incurred in the course of performing his duties. On August 6, 2019, the Compensation Committee waived the voting rights restrictions in certain restricted stock awards under the 2002 Stock Award and Incentive Plan for certain unvested shares previously granted to Stephen G. Berman and John McGrath. On August 6, 2019, the Board resolved to award the Resigning Directors $18,750 payable promptly upon closing of the Recapitalization, representing the third quarterly installment of annual cash compensation due to the Resigning Directors, and to accelerate and immediately vest upon closing of the Recapitalization 41,029 shares of the annual stock compensation granted to each of the Resigning Directors on January 1, 2019. Each Resigning Director shall forfeit the balance of his annual stock compensation granted to such Resigning Director on January 1, 2019.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Certificate of Designations

On the Closing Date, the Company filed the Certificate of Designations of the Series A Senior Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations fixes the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Senior Preferred Stock.

The Series A Senior Preferred Stock has the right to receive dividends on a quarterly basis equal to 6.0% per annum, payable in cash or, if not paid in cash, by an automatic accretion of the Series A Preferred Stock. The Series A Senior Preferred Stock has no stated maturity, however, the Company has the right to redeem all or a portion of the Series A Senior Preferred Stock at its Liquidation Preference (as defined below) at any time after payment in full of the New Term Loan. In addition, upon the occurrence of certain change of control type events, holders of the Series A Senior Preferred Stock are entitled to receive an amount (the “Liquidation Preference”), in preference to holders of Common Stock or other junior stock, equal to (i) 20% of the accreted amount in the case of a certain specified transaction, or (ii) otherwise, 150% of the accreted amount, in either case plus any accrued and unpaid dividends.

The Series A Senior Preferred Stock does not have any voting rights, except to the extent required by the Delaware General Corporation Law, except for the exclusive right to elect the Series A Preferred Directors and except for certain approval rights over certain transactions. These approval rights require the prior consent of specified percentages of holders (or in certain cases, all holders) of the Series A Senior Preferred Stock in order for the Company to take certain actions, including the issuance of additional shares of Series A Senior Preferred Stock or parity stock, the issuance of senior stock, certain amendments to the Certificate of Incorporation, the Certificate of Designations, the Second Amended and Restated By-laws or the Amended and Restated Nominating and Corporate Governance Committee Charter, material changes in the Company’s line of business and certain change of control type transactions. In addition, the Certificate of Designations provides that the approval of at least six directors is required for any related person transaction within the meaning of Item 404 of Regulation S-K under the Act, including, without limitation, the adoption of, or any amendment, modification or waiver of, any agreement or arrangement related to any such transaction. The Certificate of Designations also includes restrictions on the ability of the Company to pay dividends on or make distributions with respect to, or redeem or repurchase, shares of Common Stock or other junior stock. In addition, holders of the Series A Preferred Stock have preemptive rights regarding future issuance of Series A Senior Preferred Stock or parity stock.

In addition, the Certificate of Designations provides the holders of Series A Senior Preferred Stock certain board representation rights. The Certificate of Designations provides, among other things, that, for so long as at least 50,000 shares of Series A Senior Preferred Stock remain outstanding, (i) the holders of a majority of the outstanding shares of Series A Senior Preferred Stock have the sole right to nominate candidates to serve as the Series A Preferred Directors and (ii) the holders of shares of Series A Senior Preferred Stock, voting as a separate class, have the right to elect two individuals to serve as the Series A Preferred Directors. From and after (i) the first annual meeting of stockholders occurring after less than 50,000 shares of Series A Senior Preferred Stock remain outstanding, the holders of Series A Senior Preferred Stock will only have the right to nominate and elect one Series A Preferred Director, and (ii) the time no shares of Series A Senior Preferred Stock remain outstanding, the holders of Series A Senior Preferred Stock will no longer have the right to nominate or elect any Series A Preferred Directors. The Series A Preferred Directors will serve for terms ending at the annual meeting of stockholders in 2023 and for successive three-year terms thereafter (until no shares of Series A Senior Preferred Stock remain outstanding), and as of such time as the Classified Board Proposal is approved, the Series A Preferred Directors shall be deemed to serve in Class III. The number of Common Directors and Series A Preferred Directors is fixed and cannot be amended without the approval of holders of a majority of the outstanding Common Stock and holders of at least 80% of the outstanding shares of Series A Senior Preferred Stock, each voting as a separate class.

The foregoing description of the Certificate of Designations and the Series A Senior Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Second Amended and Restated By-laws

On the Closing Date, the Board approved and adopted the Company’s Second Amended and Restated By-laws (the “Second Amended and Restated By-laws”), effective immediately. The Second Amended and Restated By-laws amend and restate the Company’s Amended and Restated By-laws to give effect to certain governance arrangements in connection with the Recapitalization, including the following changes: (i) to clarify that the majority voting standard for uncontested director elections applies only to the Common Directors; (ii) to set the authorized number of directors at seven, to be comprised of five Common Directors (including two New Independent Common Directors) and two Series A Preferred Directors; (iii) to describe the election process and term for the Series A Preferred Directors and to provide for reductions in the number of Series A Preferred Directors under the circumstances described under “Certificate of Designations” above; (iv) to set forth the terms of filling vacancies with respect to the New Independent Common Directors and the Series A Preferred Directors; (v) to provide for the removal of the Series A Preferred Directors under certain circumstances; (vi) to provide that the Nominating Committee must at all times consist of three directors, including two Series A Preferred Directors, subject to certain conditions, and to provide that each other committee of the Board must include at least one Series A Preferred Director; and (vii) to provide that the Board’s power to amend, alter or repeal certain provisions of the Second Amended and Restated By-laws is subject to the prior approval of holders of at least eighty percent (80%) of the Series A Senior Preferred Stock and that all other amendments, alterations or repeals are subject to the prior approval of the holders of a majority of the shares of Series A Senior Preferred Stock.

The foregoing description of the Second Amended and Restated By-laws is qualified in its entirety by reference to the full text of the Second Amended and Restated By-laws, a copy of which is filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

In connection with the Recapitalization, on the Closing Date, the Board, with the concurrence of a majority of its independent members, approved and adopted the Amended and Restated Nominating and Corporate Governance Committee Charter, which provides, among other things, (i) for the committee composition described under “Second Amended and Restated By-laws” above, (ii) that the Nominating Committee has exclusive authority, on behalf of the Company and on the terms set forth therein, to determine what action should be taken to enforce, and to approve any modification or waiver of, the provisions of the Voting Agreements, (iii) that the Nominating Committee has exclusive authority, on the terms set forth therein, to select nominees to stand for election as the New Independent Common Directors and persons to fill vacancies in the New Independent Common Directors, (iv) that the Nominating Committee will continue to nominate Mr. Cascade and Ms. Levine until no shares of Series A Senior Preferred Stock are outstanding or their earlier death, disability, retirement, resignation or removal and (v) that any future replacements for the New Independent Common Directors (or their successors) will be selected by the Nominating Committee from the Preapproved List (as defined in the Amended and Restated Nominating and Corporate Governance Committee Charter). The Company will post a copy of the Amended and Restated Nominating and Corporate Governance Committee Charter in the “Corporate Governance” section of the “Investors” page of the Company’s website, www.jakks.com, as soon as practicable. No part of such website, or any information that can be accessed from such website, is incorporated into this 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
3.1	Certificate of Designations of Series A Senior Preferred Stock of JAKKS Pacific, Inc.
3.2	Second Amended and Restated By-laws of JAKKS Pacific, Inc., effective August 9, 2019
10.1*	Transaction Agreement, dated as of August 7, 2019, by and among JAKKS Pacific, Inc., certain of the Company’s affiliates and subsidiaries, certain holders of the Company’s 4.875% Convertible Senior Notes due 2020 and Oasis Investments II Master Fund Ltd.
10.2*	Amended and Restated Credit Agreement, dated as of August 9, 2019, by and among JAKKS Pacific, Inc., Disguise, Inc., JAKKS Sales LLC, Maui, Inc., Moose Mountain Marketing, Inc. and Kids Only, Inc., as borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as agent
10.3*	First Lien Term Loan Facility Credit Agreement, dated as of August 9, 2019, by and among JAKKS Pacific, Inc., the financial institutions party thereto, as lenders, and Cortland Capital Market Services LLC, as agent
10.4	Amended and Restated Convertible Senior Note due 2023 issued to Oasis Investments II Master Fund Ltd. in the face amount of $21,550,000
10.5	Amended and Restated Convertible Senior Note due 2023 issued to Oasis Investments II Master Fund Ltd. in the face amount of $8,000,000
10.6	Convertible Senior Note due 2023 issued to Oasis Investments II Master Fund Ltd. in the face amount of $8,000,000
10.7*	Amended and Restated Registration Rights Agreement, dated as of August 9, 2019, by and between JAKKS Pacific, Inc. and Oasis Investments II Master Fund Ltd.
10.8*	Amendment No. 3 to the Second Amended and Restated Employment Agreement, dated as of August 9, 2019, by and between Stephen G. Berman and JAKKS Pacific, Inc.

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: August 9, 2019
	By:	/s/ BRENT NOVAK
Brent Novak, CFO